Exhibit 8.1

June 28, 2011

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 3300

Houston, Texas 77002

Re: Enbridge Energy Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel for Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering by the Partnership of up to 8,050,000 Class A Common Units representing Class A limited partner interests in the Partnership (including an over-allotment option to purchase up to 1,050,000 Class A Common Units) pursuant to the Prospectus Supplement dated June 28, 2011 (the “Prospectus Supplement”), forming part of the Registration Statement on Form S-3 (Registration No. 333-156619), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), by the Partnership on January 8, 2009 (the “Registration Statement”). In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Prospectus Supplement.

Subject to the assumptions, qualifications and limitation set forth in the Discussion, we hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Fulbright & Jaworski L.L.P. with respect to the matters set forth therein as of the date of the Prospectus Supplement.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) certain other filings made by the Partnership with the SEC, and (iv) other information provided to us by the Partnership and Enbridge Energy Company, Inc., a Delaware corporation and the general partner of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are (i) experts within the meaning of Section 11 of the Act or (ii) within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.

AUSTIN — BEIJING — DALLAS — DENVER — DUBAI — HONG KONG — HOUSTON — LONDON — LOS ANGELES — MINNEAPOLIS

MUNICH — NEW YORK — PITTSBURGH-SOUTHPOINTE — RIYADH — SAN ANTONIO — ST. LOUIS — WASHINGTON DC

www.fulbright.com